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Exhibit 99.3

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PROXY

AVID TECHNOLOGY, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS
This proxy is solicited on behalf of the Board of Directors of the Company.

        The undersigned, having received notice of the 2005 Annual Meeting of Stockholders and the accompanying proxy statement, and revoking all prior proxies, hereby appoints Messrs. David A. Krall and Ethan E. Jacks and Ms. Carol E. Kazmer, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present, at the 2005 Annual Meeting of Stockholders of Avid Technology, Inc. to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, on [                        ], at [    :    ] a.m., local time, and at any adjournment thereof, with respect to the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AVID TECHNOLOGY, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark votes as in this example.

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from 50,000,000 to 100,000,000.	☐	☐	☐
2.	To elect the two nominees listed below to serve as Class III Directors for a term of three years. Nominees: (01) Elizabeth M. Daley (02) John V. Guttag
		FOR BOTH NOMINEES	☐	WITHHELD AUTHORITY TO VOTE FOR BOTH NOMINEES	☐
☐
WITHHOLD AUTHORITY TO VOTE FOR NOMINEE(S) NOTED ABOVE
		FOR	AGAINST	ABSTAIN
3.	To approve the Company's 2005 Stock Incentive Plan.	☐	☐	☐
4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
5.	To approve adjournments or postponements of the annual meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR Proposals 1 through 5.

Mark box at right if you plan to attend the Annual Meeting. ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

Please sign and return immediately.
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature:	Date:	Signature:	Date:

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  Exhibit 99.3